UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2010

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.      Entry into Material Definitive Agreement

The Investments

On March 10, 2010, Heritage Oaks Bancorp (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with 21 separate purchasers (each an “Investor,” and collectively, the “Investors”), pursuant to which the Investors will invest an aggregate of up to $60 million in cash in the Company through direct purchases of newly issued Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) and Series C Convertible Perpetual Preferred Stock (the “Series C Preferred Stock”) (the investments in the Series B Preferred Stock and the Series C Preferred Stock shall collectively be referred to herein as the “Investments” or the “Preferred Stock”).  The Company presently expects the transaction to close on Friday, March 12, 2010 (the “Closing”).  A press release announcing the signing of the Purchase Agreements and the other matters disclosed herein is attached to this Form 8-K as Exhibit 99.1

Except for one Investor, no Investor will own more than 9.9% of the Company’s voting securities (or securities that convert into voting securities in the hands of such Investor), as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  The one Investor that will own more than 9.9% is completing its investment through two separate closings.  In the first closing, the Investor will purchase shares of Series B Preferred Stock resulting in its ownership of approximately 9.9% of the Company’s voting securities, and shall deposit in escrow $4,072,000 for the purchase of additional shares of Series B Preferred Stock, pending the Investor’s application for and receipt of the required regulatory approvals and/or non-objections to own more than 9.9% of the voting securities of the Company.  If the Investor receives the required approvals, the escrow will close, the Company will receive the escrowed funds, and the Investor will receive additional shares of Series B Preferred Stock bringing its total ownership of the voting securities (or securities that convert into voting securities) of the Company to approximately 14.4%.  If the Investor does not receive the required regulatory approvals and/or non-objections, or an overly burdensome condition on any such approval and/or non-objection is imposed, the Investor will have the option to instead purchase an equivalent dollar amount of Series C Preferred stock.

As part of the Investments, the Company will issue on the Closing:

•                  An aggregate of 56,160 shares of Series B Preferred Stock, $1,000 liquidation preference per share, of the Company, which will automatically convert into an aggregate of 17,280,000 shares of common stock, no par value, of the Company (the “Common Stock”) at a per common share conversion price of $3.25 upon receipt of the Shareholder Approvals (as defined below), subject to adjustment in accordance with the terms of the Series B Preferred Stock;

•                  An aggregate of 1,189,538 shares of Series C Preferred Stock, $3.25 liquidation preference per share, of the Company.  The Series C Preferred Stock is a non-voting class of stock substantially similar in priority to the Common Stock, except for a liquidation preference over the Company’s Common Stock.  Following the receipt of the Shareholder Approvals, as defined below, the Series C Preferred Stock will automatically convert into shares of Common Stock on a one share for one share basis if and when the Series C Preferred Stock is transferred by an Investor to an unaffiliated third party.  Only one Investor will receive shares of the Series C Preferred Stock, with the possibility that a second Investor may have the option to purchase shares of Series C Preferred Stock as described above if the required regulatory approvals and/or non-objections are not received for such Investor to own approximately 14.4% of the Company’s voting securities, or an unduly burdensome condition on such approvals is imposed.

Pursuant to the Purchase Agreements, the Company will seek the approval of its shareholders for (i) an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, (ii) the issuance of shares of Common Stock in connection with the conversion of the Series B Preferred Stock and the Series C Preferred Stock into Common Stock, for purposes of NASDAQ Marketplace Rule 5635, and (iii) an amendment to the Company’s Bylaws increasing the range of the board of directors from its current range of 7 to 13 to a new range of 9 to 15 (the “Shareholder Approvals”).  Neither the Federal Reserve Board nor any other banking regulator has approved the Series B Preferred Stock or Series C Preferred Stock or determined the regulatory capital treatment of the Preferred Stock for Heritage Oaks Bancorp at the holding company level.

In connection with the Investments and subject to receipt of required regulatory approvals and the Shareholder Approvals, the one Investor who seeks to own approximately 14.4% of the Company’s voting securities will be entitled to maintain a representative on the Company’s Board of Directors (the “Board”) for so long as such Investor beneficially owns at least 4.9% of the Company’s outstanding shares of Common Stock on an as-converted basis.

General Terms of the Preferred Stock

The rights, preferences and privileges of the Series B Preferred Stock and the Series C Preferred Stock will be set forth in respective Certificates of Determination that will be filed prior to the Closing with the Secretary of State of the State of California.  Upon receipt of the Shareholder Approvals, each share of Series B Preferred Stock will automatically convert into 307.69 shares of Common Stock (subject to customary anti-dilution adjustments).  Each share of Series B Preferred Stock provides for cumulative dividends as follows: (i) ten percent (10%) for a period of six months, (ii) fifteen percent (15%) for the next six months, and (iii) twenty percent (20%) thereafter.  If the Shareholder Approvals are received within the first six month period, no dividends will be owed or paid on the Series B Preferred Stock.

The Series C Preferred Stock is perpetual preferred stock that is non-voting, is junior to all other series of preferred stock, and except for a liquidation preference, will rank equally with the Company’s shares of Common Stock.  Following the receipt of the Shareholder Approvals, if the holder of the Series C Preferred Stock sells shares of the Series C Preferred Stock to a non-affiliate of such holder, each such share will automatically convert into one share of Common Stock upon transfer.  Each share of Series C Preferred Stock will receive dividends equivalent to any dividends payable on the shares of Common Stock, and also will be treated in equivalent fashion as the Common Stock in the case of any stock dividend, stock split, or combination of stock.

The Series B Preferred Stock and the Series C Preferred Stock will not be redeemable by either the Company or by the holders.  Holders of the Series B Preferred Stock and the Series C Preferred Stock will not receive any voting rights, including the right to elect any directors, other than customary limited voting rights with respect to matters significantly and adversely affecting the rights and privileges of the applicable series of Preferred Stock.

At such time as the Certificate of Determination for the Series B Preferred Stock and Certificate of Determination for the Series C Preferred Stock are filed with Secretary of State of the State of California, and shares of each are issued upon Closing, the Company will file a further Form 8-K, including the two Certificates of Determination as exhibits thereto.

Registration Rights

Pursuant to the Purchase Agreements the Company and the Investors also entered into a Registration Rights Agreement, which provides the Investors with certain registration rights with respect to the Preferred Stock and the shares of Common Stock into which the Preferred Stock converts (the “Underlying Shares”).  Among other things, the Registration Rights Agreement requires the Company to file a resale registration statement, or statements if necessary, with respect to the Preferred Stock and the Underlying Shares within 30 days of the closing of the Investments.

The foregoing description of the Purchase Agreements and Registration Rights Agreement is summary in nature and does not purport to be a complete description of all of the terms of such agreements, and is qualified in its entirety by reference to the Purchase Agreement and Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2.

FDIC and CDFI Order

The Company’s wholly owned subsidiary, Heritage Oaks Bank (the “Bank”) entered into a Stipulation and Consent agreeing to the issuance of a Consent Order (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (“CDFI”) effective March 4, 2010, addressing, among other items, management of asset quality and increased capital for the Bank.

Among other things, the Order requires the Bank to:

•	Have and retain qualified management;

•
Notify the Regional Director of the FDIC (the “Regional Director”) and the Commissioner of the California Department of Financial Institutions (the “Commissioner”) in writing when it proposes to add or replace any individual on the Board, or employ any individual to serve as a senior executive officer, or change the responsibilities of any existing senior executive office to include the responsibilities of another senior executive officer position;

•	Within 90 days, obtain an independent study of the management and personnel structure of the Bank, and within 120 days, adopt a plan to implement the recommendations of the study;

•	Increase the participation of the Board in the affairs of the Bank;

•	Within 90 days, increase, and thereafter maintain, a Tier One Leverage Ratio of 10% and Total Risked-Based Capital Ratio of 11.5%;

•	Within 60 days, develop and adopt a plan to meet and maintain the capital requirements required by the Order;

•	Refrain from paying cash dividends or other payments to the Bank’s sole shareholder, the Company, without the prior written consent of the Regional Director and the Commissioner;

•
Eliminate from its books, by charge-off or collection, all assets classified “Loss” and one-half of the assets classified as “Doubtful” in the report of examination of the Bank dated September 28, 2009 (“ROE”) that have not been previously collected or charged off;

•
Within 180 days, reduce the assets classified as “Substandard” in the ROE that have not been previously charged off to not more than the greater of $50,000,000 or 50% of Tier 1 capital plus the allowance for loan and lease losses (“ALLL”);

•	Increase the ALLL existing as of the date of the ROE by $3,500,000;

•	Within 60 days, develop or revise, adopt and implement a comprehensive policy for determining the adequacy of ALLL;

•
Refrain from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, “Loss” and is uncollected;

•
Unless prior approval is obtained from a majority of the Board or the loan committee of the Bank, refrain from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or in part, “Doubtful” or “Substandard;”

•
Within 60 days, develop or revise, adopt and implement a plan approved by the Board and acceptable to the Regional Director and the Commissioner to reduce the amount of loans or other extensions of credit advanced, directly or indirectly, to or for the benefit of, any borrowers in the “Commercial Real Estate” concentration, particularly focusing those borrowers involved in construction and land development;

•	Within 60 days, develop a plan for reducing the level of non-performing assets and/or assets on the Bank’s watch list to an acceptable level;

•	Within 60 days, develop or revise, adopt and implement written lending and collection policies to provide effective guidance and control over the Bank’s lending function;

•	Within 60 days, develop or revise, adopt and implement a revised liquidity policy;

•	Within 60 days, develop or revise, adopt and implement a revised business plan to retain profits, reduce overhead expenses and set forth a comprehensive budget;

•	Within 90 days, develop or revise, adopt and implement a three-year strategic plan to be submitted to the Regional Director and the Commissioner;

•	Refrain from establishing new branches or other offices of the Bank without the prior written consent of the Regional Director and the Commissioner;

•	Within 60 days, eliminate and/or correct all violations of law and implement measures so as to ensure future compliance;

•
Within 60 days, develop or revise, adopt and implement  a written Contingency Funding Plan to adequately address contingency funding sources and appropriately reduce contingency funding reliance on off-balance sheet sources;

•	Within 60 days, develop or revise, adopt and implement Investment Policy guidelines on determination and calculation on other than temporary impairment on sub-investment grade securities;

•	Improve overall credit administration; and

•	Within 45 days of the end of each quarter, furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of compliance with the Order.

The FDIC order will remain in effect until modified or terminated by the FDIC and the CDFI.

The Order was the result of a recent examination of the Bank by the FDIC that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.  Since the completion of the examination, the Bank has been taking steps to address the criticisms of the ROE.  The Bank also has begun efforts to comply with the Order, and believes it is taking all appropriate steps to comply.  Such steps include, among other things, securing the Investments described above, which will bring the Bank into compliance with the capital conditions of the Order, and provide additional capital over and above such requirements.  The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.

The foregoing description of the Order and the Stipulation and Consent is a summary and does not purport to be a complete description of all of the terms of such documents, and is qualified in its entirety by reference to the Order and the Stipulation and Consent, attached hereto as Exhibits 10.3 and 10.4, respectively.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof concerning the Investments is incorporated herein by reference.  The shares of Preferred Stock to be issued and sold in the transactions described in Item 1.01 were offered and will be sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act of 1933, as amended.  Sandler O’Neill & Partners, L.P., and FIG Partners, LLC, served as Placement Agents with respect to the transactions for compensation of $3,600,000 in the aggregate due upon the Closing.

Additional Information

In connection with certain matters related to the Investments, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the Shareholder Approvals.  The Company will mail the definitive proxy statement, when available, to its shareholders. Investors and security holders are urged to read the proxy statement with regards to certain matters related to the transaction described in Item 1.01 when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company’s website at www.heritageoaksbancorp.com.

The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of certain matters relating to the transaction described in Item 1.01. Investors may obtain additional information regarding the interest of Company’s executive officers and directors in the contemplated transaction by reading the proxy statement regarding the matters related to the transaction described in Item 1.01 when it becomes available.

Forward-looking Statements

This document (including the exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be quite different from those expressed or implied by the forward-looking statements.  Do not unduly rely on forward-looking statements.  They give the Company’s expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.  A number of factors could cause results to differ significantly from the Company’s expectations, including, among others, any failure to obtain the Shareholder Approvals to be sought by the Company with respect to the transaction described in Item 1.01 and any resulting inability to complete the capital raise in the manner intended, and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, including under the headings “Forward Looking Statements” and “Risk Factors.”

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Exhibits

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.                      Description
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Consent Order issued by the FDIC and CDFI to Heritage Oaks Bank on March 4, 2010
10.4	Stipulation and Consent to the Issuance of Consent Order among Heritage Oaks Bank and the FDIC and CDFI entered into on February 26, 2010
99.1	Press Release dated March 10, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March, 10, 2010
Heritage Oaks Bancorp

By:	/s/ Lawrence P. Ward
Lawrence P. Ward
Chief Executive Officer (Principal Executive Officer)